UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Qualigen Therapeutics, Inc. (the “Company”) and an institutional investor entered into a Securities Purchase Agreement dated July 5, 2024 (the “Agreement”), providing for the Company to issue to the investor at par a Senior Note with the following characteristics and terms, against the investor’s loan of $2,000,000 in cash: (a) an original principal amount of $2,000,000, (b) unsecured, (c) nonconvertible, (d) scheduled maturity date of July 8, 2025, (e) interest at the rate of 18% per annum, (f) requirement for partial prepayments from a percentage of any future Company financings, and (g) otherwise, principal and interest on the Senior Note not payable until maturity.

The Agreement also required the Company Board of Directors resignations and appointments as set forth in Item 5.02 below.

On July 12, 2024, the investor funded the $2,000,000 loan to the Company and the Company issued the Senior Note to the investor.

The foregoing descriptions of the Agreement and the Senior Note do not purport to be complete and are qualified in their entirety by reference to the full texts thereof as set forth in Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2024, Richard David, Sidney Emery, Kurt Kruger and Ira Ritter each resigned from his respective position as a member of the Company’s Board of Directors effective upon the Company’s receipt of the $2,000,000 pursuant to the Agreement, which occurred on July 12, 2024.

On July 5, 2024, the Company’s Board of Directors appointed Campbell Becher, Robert Lim and Cody Price to serve as directors on the Board effective upon the Company’s receipt of the $2,000,000 pursuant to the Agreement, which occurred on July 12, 2024. Board Committee assignments for these three persons have not yet been determined.

Item 8.01 Other Events.

On July 12, 2024, the holder of a Warrant of the Company partially exercised the Warrant for shares of Company common stock; as a result the Company currently has 12,155,830 shares of common stock outstanding. (The Company does not undertake to make further reports of changes in its number of outstanding common shares, except as and when affirmatively required.)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement dated July 5, 2024. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 11, 2024.)
10.2	Senior Note dated June 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: July 15, 2024	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer